Exhibit 10.38

CO-SALE AGREEMENT

This CO-SALE AGREEMENT (this “Agreement”) is entered into as of September 11, 2006, by and among Echo Healthcare Acquisition Corp., a Delaware corporation (“Parent”), and each of the stockholders of the Company signatory hereto (each, a “Stockholder,” and together, the “Stockholders”).

W I T N E S S E T H:

WHEREAS, on the date hereof, Parent, Pet DRx Acquisition Company, a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and XLNT Veterinary Care, Inc., a Delaware corporation (the “Company”), are entering into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Merger Sub will merge with and into the Company and the Company will continue its existence as the surviving corporation (the “Merger”);

WHEREAS, in connection with the Merger, each of the Stockholders shall receive shares of common stock of Parent, par value $.0001 per share (the “Parent Common Stock”);

WHEREAS, as a condition to the Closing of the Merger, the Company has required that each of the Stockholders enter into this Agreement; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual premises, representations, warranties, covenants and agreements contained in this Agreement, the parties, intending to be legally bound, hereby agree as follows:

AGREEMENT

1.	Restrictions on Transfer and Short Sales.
(a)	Each Stockholder hereby:

(i)        agrees that such Stockholder will not, directly or indirectly, during the Restricted Period (as defined below), (A) offer, sell, contract to sell, grant any option for the purchase of, pledge, assign, lend or otherwise transfer or dispose of any Parent Common Stock that such Stockholder receives as a result of the Merger at the time of the Closing (the “Restricted Securities”) or (B) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic characteristics of ownership of the Restricted Securities, whether any such transaction described in clauses (A) or (B) above is to be settled by delivery of Restricted Securities, in cash or otherwise; and

(ii)       authorizes Parent during the Restricted Period to cause Parent’s transfer agent to place a legend on any certificates representing the Restricted Securities and to decline to transfer and to note stop transfer restrictions on the transfer books and records of Parent with respect to those Restricted Securities, unless the transfer is permitted by this Agreement.

(b)       For purposes of this Agreement, “Restricted Period” shall mean the date commencing on the Closing Date (inclusive of such date) and ending on the date that is five hundred forty (540) days following the Closing Date; provided, that if Parent (i) has the right to redeem its public warrants issued pursuant to its Prospectus dated March 17, 2006, the Restricted Period shall terminate on the date specified for such redemption or (ii) conducts an underwritten public offering of Parent Common Stock following the Closing Date in which any Stockholder elects to participate and the underwriter thereof consents to such Stockholder’s participation in such offering, then the Restricted Period shall terminate with respect to such Stockholder on the date that the registration statement filed with respect thereto is declared effective by the Securities and Exchange Commission.

(c)       Notwithstanding the foregoing, following the date that is one hundred eighty (180) days following the Closing Date (the “Initial Release Date”), if as of any trading day the last sales price of Parent Common Stock equaled or exceeded $9.00 per share (subject to adjustment for stock splits, combinations and like events) on each of the previous twenty (20) trading days, then the restrictions in Section 1(a)(i)(A) shall not apply on such trading day.

(d)       In addition to the foregoing, in the event that all or any portion of the shares of Parent Common Stock held in escrow pursuant to that certain Stock Escrow Agreement dated as of March 22, 2006 among Parent, Corporate Stock Transfer, Inc. and the founding stockholders of Parent are released from the terms of such Stock Escrow Agreement prior to the end of the Restricted Period for any reason, then the Restricted Securities of each Stockholder shall be released from the provisions of this Agreement on the same schedule.

2.         Co-Sale. Notwithstanding the restrictions contained in Section 1 hereof, if at any time following the Initial Release Date (but during the Restricted Period), any Stockholder (a “Proposed Seller”) desires to sell, transfer or otherwise dispose of, in a privately negotiated transaction (each, a “Transfer”), all or any portion of the Restricted Securities held by such Proposed Seller, the Proposed Seller shall deliver written notice (the “Co-Sale Notice”) of the terms and conditions (including price per share) of the proposed Transfer to each other Stockholder (the “Co-Sale Rights Holders”) informing each Co-Sale Rights Holder of the number of Restricted Securities the Proposed Seller holds and intends to Transfer (the “Co-Sale Shares”) to the proposed transferee or transferees (the “Proposed Transferee”). Each Co-Sale Rights Holder shall have the right, exercisable upon written notice to the Proposed Seller within thirty (30) days after the giving of the Co-Sale Notice by the Proposed Seller, to participate in the Proposed Seller’s Transfer of Co-Sale Shares upon the terms and conditions set forth in the Co-Sale Notice (including price per share). The delivery by a Co-Sale Rights Holder of the notice of election under this paragraph shall constitute an irrevocable commitment by such Co-Sale Rights Holder to Transfer such shares upon the terms and conditions set forth in the Co-Sale Notice. To the extent one or more of the Co-Sale Rights Holders exercises such right of participation in accordance with the terms and conditions set forth below, the number of Restricted Securities that the Proposed Seller may Transfer to the Proposed Transferee shall be correspondingly reduced. The right of participation of each of the Co-Sale Rights Holders shall be subject to the following terms and conditions:

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(a)       Each of the Co-Sale Rights Holders may elect to Transfer all or any portion of that number of Restricted Securities held by such Co-Sale Rights Holder equal to the product obtained by multiplying (i) the aggregate number of Co-Sale Shares by (ii) a fraction, (A) the numerator of which is the number of Restricted Securities at the time owned by such Co-Sale Rights Holder and (B) the denominator of which is the total number of Restricted Securities held by the Proposed Seller and by each other Co-Sale Rights Holder that has exercised its rights of co-sale hereunder to participate in the Transfer.

(b)       Each of the exercising Co-Sale Rights Holders shall effectuate the Transfer by promptly delivering to the Proposed Seller for Transfer to the Proposed Transferee one or more certificates, properly endorsed for Transfer, which represent the number of Restricted Securities that such Co-Sale Rights Holder elects to Transfer.

(c)       The stock certificates that the participating Co-Sale Rights Holders deliver to the Proposed Seller shall be Transferred by the Proposed Seller to the Proposed Transferee in consummation of the Transfer of the securities pursuant to the terms and conditions specified in the Co-Sale Notice to the Co-Sale Rights Holders, and the Proposed Seller shall promptly thereafter remit to each Co-Sale Rights Holder that portion of the proceeds to which such Co-Sale Rights Holder is entitled by reason of its participation in such Transfer. To the extent that any Proposed Transferee prohibits such assignment or otherwise refuses to purchase securities from any Co-Sale Rights Holder exercising its rights of co-sale hereunder, the Proposed Seller shall not Transfer to such Proposed Transferee any securities unless and until, simultaneously with such Transfer, the Proposed Seller shall purchase such securities from such Co-Sale Rights Holder for the same consideration and on the same terms and conditions as the proposed Transfer described in the Co-Sale Notice.

3.         Certain Permitted Transfers. Notwithstanding anything to the contrary contained herein, any Stockholder may transfer all or part of his or its Restricted Securities (i) in case of death, by way of either testamentary provisions or mandatory provisions of law, (ii) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein and (iii) to any immediate family member or any trust, family limited partnership or similar entity primarily for the direct or indirect benefit of such Stockholder and/or the immediate family members of such Stockholder, provided, that the immediate family member, trustee of the trust, family limited partnership or other transferee entity agrees to be bound in writing by the restrictions set forth herein; and provided, further, that any such transfer shall not involve a disposition for value. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin (including, without limitation, lineal descendants, stepchildren, father, mother, brother or sister of any Stockholder or such Stockholder’s spouse). In addition to the foregoing limitations, in the event that any Stockholder is an entity rather than an individual, this Agreement will not prevent any transfer of any or all of the Restricted Securities to the stockholders of such entity, if it is a corporation, to the members of such entity, if it is a limited liability company or to the partners of such entity, if it is a partnership; provided, however, that in each such case, it shall be a condition to the transfer that such transferee agrees to be bound in writing by the restrictions set forth herein.

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4.         Representations. Each Stockholder, severally and not jointly (as to itself or himself), represents, warrants, agrees and acknowledges that:

(a)       Such Stockholder has full legal capacity and power and authority to enter into this Agreement and to carry out such Stockholder’s obligations hereunder.

(b)       This Agreement has been duly executed and delivered by such Stockholder and, assuming due authorization, execution and delivery by the other parties hereto, this Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms.

(c)       The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, (i) conflict with or violate any Legal Requirement applicable to such Stockholder or by which any property or asset of such Stockholder is bound or affected or (ii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to any other Person any right of termination, amendment, acceleration or cancellation of, or result in the creation of any encumbrance on any property or asset of such Stockholder pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation.

(d)       The execution and delivery of this Agreement by such Stockholder does not, and the performance of this Agreement by such Stockholder will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for compliance with applicable requirements, if any, under the Securities Exchange Act of 1934, as amended, and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or materially delay the performance by such Stockholder of such Stockholder’s obligations under this Agreement.

(e)       Such Stockholder understands that the obligations set forth in this Agreement are irrevocable on the part of such Stockholder and shall survive such Stockholder’s death or incapacity. Any obligations created by this Agreement shall be binding upon the heirs, devisees, personal representatives, successors and assigns of each Stockholder.

5.         Further Assurances. Each Stockholder agrees that, upon request, such Stockholder will take any further action and execute any additional documents or instruments as may be reasonably necessary in connection with the enforcement of this Agreement or to otherwise effectuate the intent of this Agreement.

6.	Term; Termination.

(a)       This Agreement shall become effective upon the occurrence of the Effective Time of the Merger; provided, however, that if the Merger Agreement is terminated in accordance with its terms, then upon such termination of the Merger Agreement, this Agreement shall terminate and be of no further force or effect as if this Agreement were never executed and delivered.

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(b)       Unless earlier terminated as provided in paragraph (a) above, this Agreement (i) may be terminated at any time upon the written consent of the Stockholders holding at least 51% of the Restricted Securities then held by all of the Stockholders and (ii) shall terminate and be of no further force or effect (A) upon the end of the Restricted Period and (B) in the event of a Change of Control (as defined below).

(b)       This Agreement shall terminate with respect to Robert Wallace (the “Executive”) upon the termination by Parent of the Executive without “Cause” or the resignation by the Executive for “Good Reason” (as each such term is defined in the Employment Agreement between Parent and the Executive).

(c)       For purposes of this Agreement, “Change of Control” shall mean (i) the sale of all, or substantially all, of the Parent’s assets in any single transaction or series of related transactions; (ii) the acquisition by any one person, single entity or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, of Parent’s common stock possessing a majority of the ordinary voting power to elect directors of Parent; (iii)  any merger or consolidation of Parent with or into another corporation (regardless of which entity is the surviving corporation) if, after giving effect to such merger or consolidation the holders of Parent’s voting securities immediately prior to the merger or consolidation own voting securities of the surviving or resulting corporation representing less than a majority of the ordinary voting power to elect directors of the surviving or resulting corporation; or (iv)  a liquidation or dissolution of Parent.

7.	Miscellaneous.

(a)       This Agreement shall be governed by and interpreted and construed in accordance with the laws of the State of New York applicable to contracts formed and to be performed entirely within the State of New York, without regard to the conflicts of law provisions thereof to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. Each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the United States District Court for the Southern District of New York or any court of the State of New York located in such district in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction or venue by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such courts sitting in the State of New York.

(b)       No term or provision of this Agreement may be amended, changed, waived, altered or modified except by written instrument executed and delivered by the Stockholders holding at least 51% of the Restricted Securities then held by all of the Stockholders. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of each of the other parties hereto. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, devisees, personal representatives, successors and permitted assigns.

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(c)       This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement or any counterpart may be executed and delivered by facsimile copies, each of which shall be deemed an original.

(d)       If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

(e)       Any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the state courts of the State of New York sitting in the City of New York or any court of the United States located in the City of New York, this being in addition to any other remedy to which such party is entitled at law or in equity.

[Signature pages follow]

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IN WITNESS WHEREOF, this Co-Sale Agreement has been executed as of the day and year first above written.

ENTITY STOCKHOLDER SIGNATURES:

/s/ Donald W. Hughes

Entity Name: Camden Partners Strategic Fund, III, L.P.

Name of Signatory: Donald W. Hughes
Title of Signatory: Member

/s/ Donald W. Hughes

Entity Name: Camden Partners Strategic Fund III-A, L.P.

Name of Signatory: Donald W. Hughes
Title of Signatory: Member

/s/ Paula Semelmacher
Entity Name: Galen Employee Fund IV, L.P.
Name of Signatory: Paula Semelmacher

Title of Signatory: Vice President, Wesson Enterprises, Inc.; General Partner

/s/ Zubeen Shroff
Entity Name: Galen Partenersm Int’l IV, L.P.
Name of Signatory: Zubeen Shroff
Title of Signatory: Managing Director

/s/ Zubeen Shroff
Entity Name: Galen Partners IV, L.P.
Name of Signatory: Zubeen Shroff
Title of Signatory: Managing Director

INDIVIDUAL STOCKHOLDER SIGNATURE:

/s/ J. David Reed
Name: J. David Reed

/s/ Zubeen Shroff
Name: Zubeen Shroff

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/s/ Robert Wallace
Name: Robert Wallace

Acknowledged and Agreed:

ECHO HEALTHCARE ACQUISITION CORP.

By: /s/ Gene E. Burleson

Name: Gene E. Burleson

Title:	CEO

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